UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

Life Clips, Inc.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-198828	46-2378100
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

233 S. Sharon Amity Rd., Suite 201

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including zip code)

800-292-8991

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2016, Life Clips, Inc. (the “Company”), Batterfly Energy Ltd. (“Batterfly”) and all of the shareholders of Batterfly entered into Amendment No. 1 to Stock Purchase Agreement (the “Amendment”). The Amendment modifies the previously disclosed Stock Purchase Agreement by and among the Company, Batterfly and the shareholders of Batterfly, dated as of June 10, 2016 (the “Purchase Agreement”), pursuant to which the Company will acquire all of the outstanding capital stock of Batterfly (the “Acquisition”), an Israel-based corporation that develops and distributes a single-use, cordless battery for use with cellular phones and other mobile devices, in exchange for consideration in the form of cash, stock and a promissory note.

The Amendment extends from June 30, 2016 to July 14, 2016 the date after which any party to the Purchase Agreement may terminate the Purchase Agreement if the Acquisition has not closed by such date. While the closing of the Acquisition remains subject to various customary closing conditions, the Israeli tax authorities have granted preliminary approval of the tax treatment for the Acquisition being sought by Batterfly’s shareholders, and accordingly, the Company expects the closing of the Acquisition to occur during the week of July 11, 2016.

The Amendment does not alter, amend or change any other provision of the original Purchase Agreement. There is no material relationship between the Company or its affiliates, on the one hand, and Batterfly or Batterfly’s shareholders, on the other hand, other than in respect of the Acquisition.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by this reference.

Forward-Looking Statements

In addition to statements of current and historical facts, this Current Report on Form 8-K contains forward-looking statements. The words “forecast,” “will,” “intend,” “anticipate,” “project,” “intend,” “expect,” “should,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-Q and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Additionally, Accordingly, the Company cannot give any assurances that the transaction will close because the completion of the acquisition is subject to customary closing conditions, a number of which may not be within the company’s control and which may prevent, delay or otherwise materially adversely affect the completion of the transaction. We cannot predict with certainty when and if all of the required closing conditions will be satisfied or if another uncertainty may arise. All forward-looking statements should be evaluated with an understanding of their inherent uncertainty. Except as required by law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 to Stock Purchase Agreement by and among Batterfly Energy Ltd., Life Clips, Inc. and the Shareholders of Batterfly Energy Ltd., dated as of June 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Date: July 7, 2016	By:	/s/ Robert Gruder
Robert Gruder
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Stock Purchase Agreement by and among Batterfly Energy Ltd., Life Clips, Inc. and the Shareholders of Batterfly Energy Ltd., dated as of June 30, 2016